Exhibit 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Town Sports International Holdings, Inc., a Delaware corporation (the “Company”);

WHEREAS, HG Vora Special Opportunities Master Fund, Ltd., HG Vora Capital Management, LLC, Parag Vora (collectively, the “HG Parties”), PW Partners Atlas Fund III LP, PW Partners Master Fund LP, PW Partners Atlas Funds, LLC, PW Partners, LLC, PW Partners Capital Management LLC and Patrick Walsh (collectively, the “PW Parties”) wish to form a group for the purpose of working together to enhance stockholder value at the Company.

NOW, IT IS AGREED, this 20th day of October, 2014 by the parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to file, separately or jointly, Schedules 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of his or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2. Each of the undersigned agrees to form the Group for the purpose of working together to enhance stockholder value at the Company.

3. In the event the Group agrees to incur joint expenses with respect to their activities, each of the undersigned agrees that all such expenses must be pre-approved in writing by a representative of the HG Parties and a representative of the PW Parties. Each of the HG Parties, on the one hand, and the PW Parties, on the other hand, agrees to pay directly all such pre-approved expenses (including legal fees) on a pro rata basis based on the number of shares of Common Stock of the Company directly or indirectly beneficially owned by each of the HG Parties and the PW Parties, respectively (calculated at the time the Group agrees to incur joint expenses and on the first of each month thereafter).

4. Each of the undersigned agrees that any press release or public stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 2 shall be first approved by a representative of the HG Parties and a representative of the PW Parties. Each of the undersigned agrees to provide notice a reasonable time prior to making any SEC filings in connection with the Group’s activities set forth in Section 2.

5. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6. Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

7. Any party hereto may terminate his or its obligations under this Agreement on 24 hours’ prior written notice to all other parties.

8. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Parag Vora
Name: Title:	Parag Vora Director

HG VORA CAPITAL MANAGEMENT, LLC

By:	/s/ Parag Vora
Name: Title:	Parag Vora Managing Member

/s/ Parag Vora Parag Vora

PW PARTNERS ATLAS FUND III LP By: PW Partners Atlas Funds, LLC Title: General Partner

By:	/s/ Patrick Walsh
Name: Title:	Patrick Walsh Managing Member and Chief Executive Officer

PW PARTNERS MASTER FUND LP By: PW Partners, LLC Title: General Partner

By:	/s/ Patrick Walsh
Name: Title:	Patrick Walsh Managing Member and Chief Executive Officer

PW PARTNERS ATLAS FUNDS, LLC

By:	/s/ Patrick Walsh
Name: Title:	Patrick Walsh Managing Member and Chief Executive Officer

PW PARTNERS, LLC

By:	/s/ Patrick Walsh
Name: Title:	Patrick Walsh Managing Member and Chief Executive Officer

PW PARTNERS CAPITAL MANAGEMENT LLC

By:	/s/ Patrick Walsh
Name: Title:	Patrick Walsh Managing Member

/s/ Patrick Walsh Patrick Walsh